UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2014

INTERNATIONAL TOWER HILL MINES LTD.

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-33638	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1177 West Hastings Street, Suite 2300, Vancouver, British Columbia, Canada	V6E 2K3
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 683-3332

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 29, 2014, International Tower Hill Mines Ltd. (the “Company”) held its 2014 Annual General Meeting of Shareholders. The matters submitted for a vote and the related results are set forth below. A more detailed description of each proposal is set forth in the Company’s proxy statement filed with the Securities and Exchange Commission on April 17, 2014.

Proposal One — Fixing Number of Directors.

The number of directors was fixed at five. The voting results were as follows:

Votes Cast For	Votes Cast Against	Shares Represented But Not Voted
62,047,972	234,624	544,843

Proposal Two — Election of Directors.

The shareholders elected all five nominees named in the proxy statement. The voting results were as follows:

Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Anton J. Drescher	28,792,731	12,281,883	21,778,825
Stephen A. Lang	40,698,061	376,553	21,778,825
John J. Ellis	40,904,306	170,308	21,778,825
Mark R. Hamilton	40,742,181	332,433	21,778,825
Thomas S. Weng	40,741,636	332,978	21,778,825

As all directors received greater than 50% of the votes cast, no director is required to submit his resignation pursuant to the Company’s “Majority Voting in Director Elections” Policy.

Proposal Three — Ratification of the Appointment and Compensation of the Company’s Auditors.

The shareholders ratified the appointment of PricewaterhouseCoopers LLP, Chartered Accountants, as auditors/independent registered public accountants for the Company for the fiscal year ending December 31, 2014. In accordance with the Articles of the Company, the directors were also authorized to fix the auditors’ remuneration. The voting results were as follows:

Votes Cast For	Votes Withheld
62,362,362	485,077

Proposal Four — Advisory Vote on the Compensation of the Company’s Named Executive Officers (“Say on Pay”).

The shareholders approved the compensation of the Company’s named executive officers. The voting results were as follows:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
40,317,860	523,162	233,583	21,778,824

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Tower Hill Mines Ltd.
(Registrant)

Dated: June 2, 2014	By:	/s/ Tom S. Q. Yip
	Name:	Tom S. Q. Yip
	Title:	Chief Financial Officer